Exhibit 10.2

SUPPLEMENTAL TERMS AGREEMENT

This SUPPLEMENTAL TERMS AGREEMENT, dated as of December 15, 2025 (this “Agreement”), is entered into by and between Cloudastructure, Inc., a Delaware corporation (“Company”), and Streeterville Capital, LLC, a Utah limited liability company, its successors and/or assigns (“Investor”). Company and Investor may hereinafter be referred to collectively as the “Parties.” Capitalized terms used but not otherwise defined in this Agreement shall have the respective meanings assigned to them in the Purchase Agreement (as defined below).

WHEREAS, Company and Investor entered into a Securities Purchase Agreement, dated as of March 21, 2025 (the “Purchase Agreement”), pursuant to which Investor agreed to purchase up to $40,000,000 of Company’s Series 2 Convertible Preferred Stock, par value $0.0001 per share (“Series 2 Stock”).

WHEREAS, the Series 2 Stock is convertible into shares of Company’s Class A common stock, par value $0.0001 per share (“Class A Stock”), on the terms and subject to the limitations and conditions set forth in the Certificate of Designations of Preferences and Rights of Series 2 Convertible Preferred Stock (the “Certificate of Designations”).

WHEREAS, Investor has elected to purchase $3,000,000 in Series 2 Stock (the shares of Series 2 Stock issuable pursuant to such election, the “Reinvestment Right Shares”) pursuant to its remaining Reinvestment Right set forth in the Purchase Agreement.

WHEREAS, Company desires to sell and Investor desires to purchase an additional $500,000 in Series 2 Stock pursuant to the Purchase Agreement (the “Additional Purchase Shares”, and together with the Reinvestment Right Shares, the “Tranche 3 Shares”).

WHEREAS, the Parties desire to memorialize the exercise and satisfaction of the Reinvestment Right and the agreement to purchase the Additional Purchase Shares.

NOW, THEREFORE, in consideration of the premises and mutual covenants and obligations hereinafter set forth, the Parties hereto, intending legally to be bound, hereby agree as follows:

1. Share Issuance. Company agrees to issue the Tranche 3 Shares within one (1) Trading Day of its receipt of the applicable purchase price for such shares. Company represents and warrants to Investor that the issuance of the Tranche 3 Shares has been duly authorized and approved by Company’s Board of Directors.

2. Full Exercise of Reinvestment Right. The Parties agree that the Reinvestment Right will be fully exercised and of no further force or effect immediately following the issuance of the Reinvestment Right Shares to Investor.

1

3. Conversion Price. Notwithstanding anything to the contrary in the Certificate of Designations, Investor will not have the right to convert any of the Tranche 3 Shares at a Conversion Price below $0.75 or submit a Conversion Notice with respect to any of the Tranche #3 Shares with a Conversion Price below $0.75 prior to 20 days following the date that the daily VWAP of the Class A Stock is below $0.75 after the date hereof (the “Cooling Period”). Following the Cooling Period, if Investor delivers a Conversion Notice to Company with a Conversion Price below $0.75, the Company agrees to: pay to Investor the applicable Conversion Amount in Conversion Shares or in cash within three (3) Business Days, with the election as to payment in cash or via the issuance of Conversion Shares to be determined in the discretion of Company within 24 hours of receipt of such Conversion Notice. For the avoidance of doubt, only one Cooling Period may occur after the date hereof unless and until the daily VWAP of the Class A Stock is above $0.75 for ninety (90) consecutive days (the “Recapture Date”). Following the Recapture Date, a subsequent Cooling Period may occur.

4. Miscellaneous.

(a) Except as otherwise provided herein, the Certificate of Designations and the Purchase Agreement shall remain unchanged and in full force and effect.

(b) From and after the date of this Agreement, any reference in the Certificate of Designations to “hereof,” “herein,” “hereunder,” “hereby,” and “this Purchase Agreement” shall be deemed a reference to the Certificate of Designations as modified by this Agreement.

(c) The provisions contained in Section 14 of the Purchase Agreement are incorporated by reference in this Agreement mutatis mutandis.

(d) The Purchase Agreement as modified by this Agreement, is hereby ratified and confirmed in all respects. In the event of a conflict between the Purchase Agreement and this Agreement, the terms of this Agreement shall control.

[Signature page follows.]

2

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date set forth above.

INVESTOR:

Streeterville Capital, LLC

By:	/s/ John M. Fife
John M. Fife, President

COMPANY:

Cloudastructure, Inc.
By:	/s/ James McCormick
James McCormick, Chief Executive Officer

3